                                                                     EXHIBIT 5.1

                   [SIMPSON THACHER & BARTLETT LLP LETTERHEAD]

                                                                    July 2, 2004

Nalco Company
1601 West Diehl Road
Naperville, Illinois 60563

Ladies and Gentlemen:

         We have acted as counsel to Nalco Company, a Delaware corporation (the
"Company"), Nalco Holdings LLC, a Delaware limited liability company
("Holdings"), and to certain subsidiaries of the Company named on Annex I attached hereto (individually, a "Subsidiary Guarantor" and, collectively with
Holdings, the "Guarantors") in connection with the Registration Statement on
Form S-4 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the
Securities Act of 1933, as amended, relating to the issuance by the Company of
(1) $665,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2011 (the
"Exchange Dollar Senior Securities"), and the issuance by the Guarantors of guarantees (the "Dollar Senior Guarantees"), with respect to the Exchange Dollar
Senior Securities, (2) (euro)200,000,000 aggregate principal amount of 7 3/4%
Senior Notes due 2011 (the "Exchange Euro Senior Securities"), and the issuance by the Guarantors of guarantees (the "Euro Senior Guarantees"), with respect to the Exchange Euro Senior Securities, (3) $465,000,000 aggregate principal amount of 8?% Senior Subordinated Notes due 2013 (the "Exchange Dollar Senior
Subordinated Securities"), and the issuance by the Guarantors of guarantees (the
"Dollar Senior Subordinated Guarantees"), with respect to the Exchange Dollar
Senior Subordinated Securities and (4) (euro)200,000,000 aggregate

                                      -2-

principal amount of 9% Senior Subordinated Notes due 2013 (the "Exchange Euro
Senior Subordinated Securities" and, together with the Exchange Dollar Senior
Securities, the Exchange Euro Senior Securities and the Exchange Dollar Senior
Subordinated Securities, the "Exchange Securities"), and the issuance by the
Guarantors of guarantees (the "Euro Senior Subordinated Guarantees" and, together with the Dollar Senior Guarantees, the Euro Senior Guarantees and the
Dollar Senior Subordinated Guarantees, the "Guarantees"), with respect to the
Exchange Euro Senior Subordinated Securities. The Exchange Dollar Senior
Securities, the Dollar Senior Guarantees, the Exchange Euro Senior Securities
and the Euro Senior Guarantees will be issued under an indenture (the "Senior
Notes Indenture"), dated as of November 4, 2003, among the Company, the
Guarantors and The Bank of New York, as Trustee (the "Trustee"), as supplemented by the supplemental indenture, dated as of November 12, 2003, among the Company, the New Guarantors (as defined therein) and the Trustee. The Exchange Dollar
Senior Subordinated Securities, the Dollar Senior Subordinated Guarantees, the
Exchange Euro Senior Subordinated Securities and the Euro Senior Subordinated
Guarantees will be issued under an indenture (the "Senior Subordinated Notes
Indenture" and, together with the Senior Notes Indenture, the "Indentures"), dated as of November 4, 2003, among the Company, the Guarantors and the Trustee, as supplemented by the supplemental indenture, dated as of November 12, 2003, among the Company, the New Guarantors (as defined therein) and the Trustee. The
Exchange Dollar Senior Securities will be offered by the Company in exchange for
$665,000,000 aggregate principal amount of its outstanding 7 3/4% Senior Notes due 2011 (the "Dollar Senior Notes"); the Exchange Euro Senior Securities will be offered by the Company in exchange for (euro)200,000,000 aggregate principal amount of its outstanding 7 3/4% Senior Notes due 2011 (the "Euro Senior
Notes"); the Exchange Dollar Senior Subordinated

                                      -3-

Securities will be offered by the Company in exchange for $465,000,000 aggregate principal amount of its outstanding 8?% Senior Subordinated Notes due 2013 (the
"Dollar Senior Subordinated Notes"); and the Exchange Euro Senior Subordinated
Securities will be offered by the Company in exchange for (euro)200,000,000 aggregate principal amount of its outstanding 9% Senior Subordinated Notes due
2013 (the "Euro Senior Subordinated Notes" and together with the Dollar Senior
Notes, the Euro Senior Notes and the Dollar Senior Subordinated Notes, the
"Securities").

         We have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement.
We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the Indentures are the valid and legally binding obligations of the Trustee.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

                                      -4-

         1. When the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of each Indenture upon the exchange, the Exchange Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         2. When (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of each Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

         Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii)
general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         Insofar as the opinions expressed herein relate to or are dependent upon matters governed by (i) the laws of the State of Michigan, (ii) the laws of the State of California and (iii) the laws of the State of Texas, we have relied upon (x) the opinion of Barnes & Thornburg LLP, dated the date hereof, (y) the opinion of Mayer, Brown, Rowe & Maw LLP, dated the date hereof and (z) the opinion of Mayer, Brown, Rowe & Maw LLP, dated the date hereof, respectively.

         We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the Delaware
Limited Liability Company Law and, to the extent set forth herein, the laws of the States of Michigan, California and Texas.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption
"Legal Matters" in the Prospectus included in the Registration Statement.

                                           Very truly yours,

                                           /s/ SIMPSON THACHER & BARTLETT LLP

                                           SIMPSON THACHER & BARTLETT LLP

                                                                         ANNEX I

                              SUBSIDIARY GUARANTORS

Legal Name                                                                        Jurisdiction of Incorporation
----------                                                                        -----------------------------

ADX Corp.                                                                                    Michigan
Board Chemistry Incorporated                                                                 Delaware
Calgon Corporation                                                                           Delaware
Nalco American Holding, Inc.                                                                 Delaware
(f/k/a Degremont American Holding, Inc.)
Nalco Company LLC                                                                            Delaware
(f/k/a Ondeo Nalco Company LLC)
Nalco Delaware Company                                                                       Delaware
Nalco FT, Inc.                                                                               Delaware
Nalco Energy Services Equatorial Guinea LLC                                                  Delaware
(f/k/a ONES Equatorial Guinea LLC)
Nalco Energy Services Middle East Holdings, Inc.                                             Delaware
(f/k/a Ondeo Nalco Energy Services Middle East Holdings, Inc.)
Nalco Energy Services Holdings LLC                                                           Delaware
(f/k/a Ondeo Nalco Holdings LLC)
Nalco Energy Services, Inc.                                                                  Delaware
(f/k/a Ondeo Nalco Energy Services, Inc.)
Nalco Energy Services, L.P.                                                                  Delaware
(f/k/a Ondeo Nalco Energy Services, L.P.)
Nalco Global Holdings LLC                                                                    Delaware
(f/k/a Ondeo Nalco Global Holdings LLC)
Nalco Industrial Outsourcing Company                                                         Delaware
Nalco International Holdings LLC                                                             Delaware
(f/k/a Ondeo Nalco International Holdings LLC)
Nalco Leasing Corporation                                                                    Delaware
Nalco PWS, Inc.                                                                              Delaware
Nalco Resources Investment Company                                                            Texas
Nalco TWO, Inc.                                                                              Delaware
Nalco U.S. Holdings LLC                                                                      Delaware
(f/k/a Ondeo Nalco U.S. Holdings LLC)
Nalco Worldwide Holdings LLC                                                                 Delaware
(f/k/a Ondeo Nalco Worldwide Holdings LLC)
Nalgreen, Inc.                                                                               Delaware
Naltech, Inc.                                                                                Delaware
ONES West Africa LLC                                                                         Delaware
Paper Chemicals, Inc.                                                                         Texas
Pure-Chem Products Company, Inc.                                                            California
Visco Products Company                                                                        Texas